UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☐  Filed by a Party other than the Registrant ☑

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☐       Preliminary Proxy Statement
☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐       Definitive Proxy Statement
☑       Definitive Additional Materials;
☐       Soliciting Material Pursuant to §240.14a-12

THE PHOENIX COMPANIES, INC.
(Name of the Registrant as Specified In Its Charter)

OLIVER PRESS PARTNERS, LLC
OLIVER PRESS INVESTORS, LLC
AUGUSTUS K. OLIVER
CLIFFORD PRESS
DAVENPORT PARTNERS, L.P.
JE PARTNERS, L.P.
OLIVER PRESS MASTER FUND, L.P.
JOHN CLINTON
CARL SANTILLO
(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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OLIVER PRESS PARTNERS RESPONDS TO THE PHOENIX COMPANIES’
SHAREHOLDER LETTER

Refutes Management’s Statements

NEW YORK, NY, March 28, 2008 – Oliver Press Partners, LLC, a New York based investment management firm, which has nominated three candidates for election to the Board of Directors of The Phoenix Companies, Inc. at its 2008 Annual Meeting, today announced that it believes the most recent letter sent by management of Phoenix to the Company’s shareholders is a hodgepodge of misleading statements.

          Augustus K. Oliver, a principal of Oliver Press Partners, said, “Phoenix management and the Board seem unable to decide whether our proposals are ‘new ideas’ or ‘old ideas’ or the ‘right agenda’ or the ‘wrong agenda’. They criticize our initiatives, but in other soliciting material made public just days ago, they attempt to take credit for those very same initiatives.

          In our view, this confusion is symptomatic of the leadership of the Company since its IPO in 2001. When we first made our effort public on January 25, we laid out four simple and clear objectives. The first, the disposition of the asset management business, was announced by the Company just two weeks later. Was the spin-off of the asset management business part of the ‘wrong agenda?’

  “Is lowering the Company’s high cost structure part of the ‘WRONG agenda?” Management in its own materials states that cost reduction is a priority. The only debate at the moment seems to be over how much cost can be cut.

  “Is raising the Company’s low return on equity part of the ‘WRONG agenda?” Management in its materials does not address this issue, yet return on equity, in our view, is the single most important performance measurement in the life insurance business.

  “Is monetizing the Company’s closed block of insurance the ‘WRONG agenda?” In fact, in its own solicitation materials, management states that the closed block is “a valuable asset to be deployed strategically.”

  “Is containing the Company’s high pay for a low return on equity and a high cost structure part of the ‘WRONG agenda?” In management’s view, this appears to be the only one of our proposals that is part of the ‘wrong agenda.’

          Concluded Mr. Oliver: “We ask shareholders and policyholders to join with us in sending a message to the Board of Directors and management to pursue the ‘RIGHT agenda’ – the one we have been proposing from the outset.”

Additional information can be found at www.RaiseThePhoenix.com.

About Oliver Press Partners, LLC

Oliver Press Partners, LLC was founded in 2005 by Augustus K. Oliver and Clifford Press and manages several investment funds including, Davenport Partners, L.P., JE Partners, L.P. and Oliver Press Master Fund, L.P.

Contacts:	For Investors and Analysts:
Oliver Press Partners, LLC	MacKenzie Partners, Inc.
Augustus K. Oliver	Larry Dennedy
Managing Member	(212) 929-5239
goliver@oliverpressllc.com	OR
OR	Daniel Burch
Clifford Press	(212) 929-5748
Managing Member
cpress@oppllc.com

Sard Verbinnen & Co.
Stephanie Pillersdorf / Jane Simmons
(212) 687-8080

ADDITIONAL INFORMATION

Oliver Press Partners, LLC (“Oliver Press”) filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on March 18, 2008. In addition, we have filed, and may file additional, other solicitation materials regarding this proxy solicitation. THE PHOENIX COMPANIES, INC.’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE PROXY STATEMENT AND OTHER SOLICITATION MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV and on the website that we created, HTTP://WWW.RAISETHEPHOENIX.COM. Shareholders may also obtain free copies of the proxy statement and other documents filed by Oliver Press in connection with the annual meeting by directing a request to: MacKenzie Partners, Inc. by calling Toll-Free (800) 322-2885 or by e-mail at phoenixproxy@mackenziepartners.com.

OLIVER PRESS PARTICIPANT INFORMATION

INFORMATION REGARDING THE IDENTITY OF THE PERSONS WHO MAY, UNDER SEC RULES, BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF SHAREHOLDERS AND THEIR INTERESTS ARE SET FORTH IN THE DEFINITIVE PROXY STATEMENT THAT WAS FILED BY OLIVER PRESS WITH THE SEC.

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